CERTIFICATE OF AMENDMENT
                                       OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 ABOUT.COM, INC.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                -----------------------------------------------

            About.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

            FIRST: That the second and third sentences of Section A of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, stating the total number of shares the Corporation is authorized to issue, are hereby amended to read as follows:

                  The total number of shares which the Corporation is authorized to issue is 105,000,000 shares. 100,000,000 shares, par value $0.001 per share, shall be Common Stock and 5,000,000 shares, par value $0.001 per share, shall be Preferred Stock.

            SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Scott P. Kurnit, its Chief Executive Officer and Chairman of the Board of Directors, this 9th day of May 2000.


                                     By: /s/ Scott P. Kurnit
                                         ---------------------------------------
                                         Scott P. Kurnit
                                         Chief Executive Officer and Chairman of
                                         the Board of Directors

ATTEST:


/s/ Alan P. Blaustein
-------------------------------
Alan P. Blaustein, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               MININGCO.COM, INC.

                                      WITH

                                 ABOUT.COM, INC.

--------------------------------------------------------------------------------

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

      MiningCo.com, Inc. (the "Company"), a corporation organized and existing under the General Corporation Laws of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Company owns all of the outstanding shares of About.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

      SECOND: That the Company, by the following resolutions of its Board of Directors, duly adopted by written consent dated as of May 10, 1999, pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware, determined to merge About.com, Inc. into itself on the terms and conditions set forth in such resolutions:

            RESOLVED that About.com, Inc. be merged with and into the Company and that the Company be the surviving corporation in such merger.

            FURTHER RESOLVED that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

            FURTHER RESOLVED that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of About.com, Inc.

            FURTHER RESOLVED that upon the effectiveness of the merger, the name of the Company shall be changed to "About.com, Inc." and Article I of the Second Amended and Restated Certificate of Incorporation of the Company shall be amended to read as follows:

                        "The name of the corporation is About.com, Inc. (the "Corporation")."

      IN WITNESS WHEREOF, said MiningCo.com, Inc. has caused this certificate to be signed by Scott Kurnit, its President and Chief Executive Officer, and attested by Robert Harris, its Assistant Secretary, this 11 day of May, 1999.

                                           MININGCO.COM, INC.


                                           By: /s/ Scott Kurnit
                                               ---------------------------------
                                               Scott Kurnit, President and
                                                  Chief Executive Officer


By: /s/ Robert Harris
    -----------------------------------
    Robert Harris, Assistant Secretary

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               MININGCO.COM, INC.

                  (Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

            MiningCo.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

            DOES HEREBY CERTIFY:

            FIRST: That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on November 17, 1998. On December 15, 1998, the Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation. A Certificate of Merger was filed with the Secretary of State of the State of Delaware on December 24, 1998. On March 19, 1999, the Corporation filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation.

            SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value, voting as a single class and as separate classes, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware;

            THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

            "RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

                                      Name

                The name of the Corporation is MiningCo.com, Inc.

                                   ARTICLE II

                                Registered Office

            The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, State of Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Corporation.

                                   ARTICLE III

                                   Powers/Term

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                  Capital Stock

            A. Classes of Stock.The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 55,000,000 shares. 50,000,000 shares, par value $0.001 per share, shall be Common Stock and 5,000,000 shares, par value $0.001 per share, shall be Preferred Stock. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

            B. Common Stock.

            (1) General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

            (2) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

            (3) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

            (4) Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Preferred Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

            (5) Redemption. The Common Stock is not redeemable.

            C. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, by the rules of a national securities exchange, if applicable, and by the provisions of this ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (1) The number of shares constituting that series and the distinctive designation of that series;

            (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

            (8) Any other relative rights, preferences and limitations of that series.

            Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

            D. Preemptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                    ARTICLE V

                                    Directors

            A. Number. The number of directors of the Corporation shall be such number, not less than five (5) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

            B. Removal of Directors. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this
ARTICLE V shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                   ARTICLE VI

                              Stockholder Meetings

            Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                   ARTICLE VII

                       Limitation of Directors' Liability

            Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE VIII

                                 Indemnification

            The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

            Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

            The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

            The indemnification rights provided in this ARTICLE VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE VIII.

                                   ARTICLE IX

                               Amendment of Bylaws

            In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of 66.67% of the Board of Directors.

                                    ARTICLE X

                            Amendment of Certificate

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES VII, VIII, IX and this ARTICLE X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                      * * *

            FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

            IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed by the President and the Assistant Secretary of the Corporation this 26 day of March, 1999.


                                        /s/  Scott Kurnit
                                        -------------------------------------
                                        Scott Kurnit
                                        President and Chief Executive Officer
                                          and Chairman of the Board of Directors


                                        /s/ Robert Harris
                                        -------------------------------------
                                        Robert Harris
                                        Secretary